Exhibit 99.4
ELECTION FORM/LETTER OF TRANSMITTAL
To Accompany Certificates Representing Common Shares of
Futura Banc Corp.
     This Election Form/Letter of Transmittal is sent to you in connection with the proposed merger (the “Merger”) of Futura Banc Corp. (“Futura”) with and into First Citizens Banc Corp (“First Citizens”) pursuant to the Agreement and Plan of Merger, dated as of June 7, 2007 (the “Merger Agreement”), by and between First Citizens and Futura.
     Pease return your Election Form/Letter of Transmittal, together with the certificate(s) representing your Futura common shares, to Illinois Stock Transfer Company (“IST”), the Exchange Agent, by mail, overnight courier or hand delivery to the address below:
Illinois Stock Transfer Company
209 W. Jackson Boulevard, Suite 903
Chicago, IL 60606-6905
     Please read carefully the accompanying Instructions before completing this Election Form/Letter of Transmittal. The Instructions contain important information about this Election Form/Letter of Transmittal and how to submit your certificates representing Futura common shares. If you hold your shares in the name of a broker or nominee, you should receive separate instructions from, and direct your questions to, the broker or nominee.
     To make a valid election, your materials must be received by the Exchange Agent not later than 4:00 p.m., Central Time, on November 19, 2007 (the “Election Deadline”). However, if the closing of the Merger is extended past November 30, 2007, for any reason, the Election Deadline will be extended until up to five calendar days prior to the new anticipated closing date. In this event, First Citizens will publicly announce the new Election Deadline in a Current Report on Form 8-K filed with the Securities and Exchange Commission at least seven trading days prior to the new anticipated closing date.
     If you have questions regarding this Election Form/Letter of Transmittal, please contact the Exchange Agent at 1-800-757-5755 or 1-312-427-2953 between 9:00 a.m. and 4:00 p.m., Central Time, Monday through Friday.

1	About You and Your Futura Common Shares — See Instruction 2

Number of Shares
	Certificate	Represented by
Name and Address of Registered Owner(s)	Number(s)	Certificate(s)

TOTAL SHARES:

If you hold additional certificates representing Futura common shares in the same name(s) as listed above, but those certificates are not shown above, please submit those certificates with this Election Form/Letter of Transmittal and attach a listing of the additional certificate numbers and the number of Futura common shares represented by each certificate.
☐  I cannot find one or more of my stock certificates.

2	Election Choices — See Instructions 3 and 8

Election Choices (select only one):

☐ 1	All Cash Election. Mark this box to elect to receive only cash, in the amount of $23.00 for each Futura common share, for all Futura common shares owned.

☐ 2	All Stock Election. Mark this box to elect to receive only First Citizens common shares, at the exchange ratio of 1.1726 First Citizens common shares for each Futura common share, for all Futura common shares owned.

☐ 3	Mixed Cash/Stock Election. Mark this box to elect to receive a mixture of cash (in the amount of $23.00 for each Futura common share) and First Citizens common shares (at the exchange ratio of 1.1726 First Citizens common shares for each Futura common share). If you mark this box, you must also indicate below the whole number of your Futura common shares that you wish to exchange for cash and the whole number of your Futura common shares that you wish to exchange for First Citizens common shares. Do not write percentages, only whole numbers of shares.

(a) Futura common shares to be exchanged for cash:

(whole numbers only)

(b) Futura common shares to be exchange for First Citizens common shares:

(whole numbers only)

Total Futura common shares owned:		*

*Important:	The sum of (a) and (b) must equal the total number of Futura common shares that you own (as listed in Section 1 above).

☐ 4	No Election. I/we make no election. I/we, the undersigned, acknowledge and understand that by making no election, the form of consideration that I/we will receive as a result of the Merger will be determined by First Citizens or, at First Citizens’ direction, the Exchange Agent in accordance with the terms of the Merger Agreement.

3	Certification and Required Signatures — See Instruction 8

I/we, the undersigned, surrender to you for exchange the certificate(s) representing Futura common shares identified in Section 1 above. I/we agree, upon request, to execute and deliver any additional documents which First Citizens or the Exchange Agent tells me/us are necessary or desirable to complete the exchange of my/our Futura common shares. I/we understand and acknowledge that delivery will be effected, and risk of loss and title to my/our certificate(s) for Futura common shares will pass, only upon proper delivery of those certificates to you, as Exchange Agent. I/we certify that I/we have reviewed the accompanying Instructions and have complied with all requirements stated therein. I/we acknowledge that any election made in Section 2 above in connection with the Merger may be subject to allocation and proration, as provided in the Merger Agreement and as described in the Prospectus/Proxy Statement. Therefore, I/we acknowledge that I/we may receive a different form of consideration than I/we elected as a result of such allocation and proration. I/we hereby authorize the Exchange Agent to rely upon all representations, certifications and instructions accompanying this Election Form/Letter of Transmittal.
Required Signatures — all shareholders must sign below.

x		x

	Signature of Shareholder Date		Signature of Shareholder (if joint account) Date

Daytime Phone Number   (          )                                    Title/Capacity, if required

4	Special Payment or Issuance Instructions — See Instruction 9

Any First Citizens common shares and/or any check you receive in exchange for your Futura common shares in the Merger will be issued in the name(s) printed in Section 1 above unless you indicate a different name(s) below. If you indicate a different name(s), your signature(s) and a Medallion Signature Guarantee are required, and the Substitute Form W-9 attached to this Election Form/Letter of Transmittal MUST be completed by the new shareholder or payee. Please refer to Instruction 9.

Name

Address

City		State		Zip

x			Place Medallion Signature Guarantee here ►

x

Authorized signature(s)

5	Special Delivery Instructions — See Instruction 11

First Citizens common shares and/or a check will be mailed to the person and address shown in Section 1 (or the person and address in Section 4, if completed) unless you indicate a different mailing address below. If you indicate a different mailing address, your signature(s) and a Medallion Signature Guarantee are required.

Name

Address

City		State		Zip

x			Place Medallion Signature Guarantee here ►

x

Authorized signature(s)

6	Affidavit of Lost, Stolen or Destroyed Certificate(s) — See Instruction 13

This Section 6 should be completed ONLY if you cannot locate one or more certificates representing your Futura common shares. After this Section 6 has been completed and signed, it must be NOTARIZED.
List the certificate number(s) and number of Futura common shares represented by any lost, stolen or destroyed certificates:

Number of Futura Common Shares
Certificate Number(s)	Represented by Certificate(s)

TOTAL SHARES:

STATE OF	:

	:	SS.

COUNTY OF	:
The undersigned, being first duly sworn, deposes and says as follows:
I am the legal and beneficial owner of the number of Futura common shares set forth above (the “Shares”), evidenced by the certificate(s) described above issued to me by Futura. The certificate(s) apparently have been either lost, mislaid or destroyed, and all of my best efforts to locate the certificate(s) have been unsuccessful. I have not sold, pledged, hypothecated or otherwise transferred the Shares represented by the certificate(s), or any interest therein or right thereto. The certificate(s) were not endorsed. This Affidavit is made for the purpose of inducing First Citizens and/or Illinois Stock Transfer Company, as Exchange Agent, to make payment of the consideration to which I am entitled in the Merger under the terms of the Merger Agreement. In consideration of such payment, I agree for myself, and my heirs, legal representatives, successors and assigns, to indemnify and hold First Citizens and the Exchange Agent free and harmless from any and all actions, suits and proceedings, whether groundless or otherwise, and from any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities whatsoever which either of them may sustain or incur by reason of any claim which may be made in respect of the certificate(s) described above. I further agree that, in the event the certificate(s) shall come into my possession, I shall forthwith deliver the same to First Citizens or the Exchange Agent for cancellation.

Signature:

Printed Name:

Date:

Signature:

Printed Name:

Date:

     Sworn to before me and subscribed in my presence this                       day of                                            , 200      .

Notary Public

SUBSTITUTE FORM W-9
Internal Revenue Service — Department of the Treasury
Payer’s Request for Taxpayer Identification Number (TIN) and Certification
Payer’s Name: First Citizens Banc Corp

PART I — TAXPAYER IDENTIFICATION NUMBER

Please provide your Taxpayer Identification Number on the line to the right and certify by signing and dating below.

Social Security No. OR Employer Identification No.

PART II — CERTIFICATIONS
Under penalties of perjury, I certify that:
(1)	the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a Taxpayer Identification Number to be issued to me); and

(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding (See Instruction 12); and

(3)	I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

PART III —
☐ Awaiting TIN
You must check the box above if you have not been issued a TIN and have applied for a TIN or intend to apply for a TIN in the near future.

DATE, SIGNATURE AND CONTACT INFORMATION

Date: , 200

Signature:

Name:

Address:

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW INSTRUCTION 12 TO THE ELECTION FORM/LETTER OF TRANSMITTAL AND THE ENCLOSED INSTRUCTIONS TO FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS
TO
ELECTION FORM/LETTER OF TRANSMITTAL
Please follow these instructions carefully when completing this Election Form/Letter of Transmittal.
1.	Time in which to Make an Election. To be effective, a properly completed and executed Election Form/Letter of Transmittal, accompanied by the certificate(s) representing all of the holder’s Futura common shares or a Notice of Guaranteed Delivery, must be received by Illinois Stock Transfer Company, the Exchange Agent, not later than 4:00 p.m., Central Time, on November 19, 2007 (the “Election Deadline”). However, if the closing of the Merger (which currently is expected to occur on November 30, 2007) is extended for any reason, the Election Deadline will be extended until up to five calendar days prior to the new anticipated closing date. In this event, First Citizens will publicly announce the new Election Deadline in a Current Report on Form 8-K filed with the Securities and Exchange Commission at least seven trading days prior to the new anticipated closing date.

Each holder of Futura common shares whose Election Form/Letter of Transmittal and certificates are not timely received (or who revoke their Election Form/Letter of Transmittal) will be considered a Non-Electing Shareholder. See Instruction 7 below.

2.	Description of Certificates. Insert in the box in Section 1 of the Election Form/Letter of Transmittal the certificate number(s) that you are surrendering herewith and the number of Futura common shares represented by each certificate. If this certificate information is already provided in the box in Section 1, confirm the information provided and make any necessary corrections. If the space provided in the box in Section 1 is insufficient, attach a separate sheet referencing Section 1 of the Election Form/Letter of Transmittal and listing this information.

3.	Election Options. In Section 2 of the Election Form/Letter of Transmittal, indicate whether you would like to receive in exchange for your Futura common shares: (a) all cash (in the amount of $23.00 for each Futura common share owned); (b) all First Citizens common shares (at the exchange ratio of 1.1726 First Citizens common shares for each Futura common share owned); (c) a mixture of cash (in the amount of $23.00 for each Futura common share) and First Citizens common shares (at the exchange ratio of 1.1726 First Citizens common shares for each Futura common share); or (d) “No Election.” You may select only one of these election choices. If you mark the box in Section 2 for the Mixed Cash/Stock Election, you must also indicate the whole number of your Futura common shares that you wish to exchange for cash and the whole number of your Futura common shares that you wish to exchange for First Citizens common shares.

All elections made by Futura shareholders will be subject to allocation and proration procedures set forth in the Merger Agreement and described in the Prospectus/Proxy Statement to ensure that 20% of the Futura common shares outstanding at the effective time of the Merger (excluding 401(k) shares) will be exchanged for cash and the other 80% of the outstanding Futura common shares will be exchanged for First Citizens common shares. As a result, there is no assurance that you will receive the form of consideration that you elect to receive. Please see “The Merger Agreement — Allocation” beginning on page [50] of the Prospectus/Proxy Statement for information regarding how the allocation and proration procedures will be applied.

First Citizens will not issue fractional First Citizens common shares, or certificates or script representing fractional common shares, in the Merger. Instead, First Citizens will pay to each holder of Futura common shares who would otherwise be entitled to a fractional First Citizens common share (after taking into account all certificates representing Futura common shares surrendered by such holder) an amount in cash, without interest, equal to the product of the fractional First Citizens common share multiplied by $23.00.

None of First Citizens, Futura or the Exchange Agent makes any recommendation as to whether a holder should elect to receive cash, First Citizens common shares, or a combination of cash and First Citizens common shares in the Merger. Each holder must make his or her own decision with respect to such election, bearing in mind the consideration received and the tax consequences of the election chosen.
4.	Change or Revocation of Election. A holder of Futura common shares who has made an election may, at any time prior to the Election Deadline, (a) change the holder’s election by submitting a new Election Form/Letter of Transmittal in accordance with the procedures described herein which is received by the Exchange Agent prior to the Election Deadline or (b) revoke the holder’s election and withdraw the certificate(s) representing the holder’s Futura common shares deposited with the Exchange Agent by providing written notice that is received by the Exchange Agent by 5:00 p.m., Central Time, on the business day immediately prior to the Election Deadline.

5.	Joint Forms of Election. Holders of Futura common shares who make an election jointly on one Election Form/Letter of Transmittal will be considered to be a single holder of such Futura common shares. A joint Election Form/Letter of Transmittal may be submitted only by persons submitting certificates registered in different forms of the same name (e.g., “John Doe” on one certificate and “J. Doe” on another certificate) or by persons who may considered to own each other’s Futura common shares by reason of the ownership attribution rules contained in Section 318(a) of the Internal Revenue Code of 1986, as amended. If this Election Form/Letter of Transmittal is submitted jointly, each record holder of Futura common shares covered hereby must properly sign this Election Form/Letter of Transmittal in accordance with Instruction 8, attaching additional sheets if necessary. The signatures of such holders will be deemed to constitute a certification that the persons submitting the joint Election Form/Letter of Transmittal are eligible to do so. If you have questions about Section 318(a) of the Internal Revenue Code, please consult your tax adviser.

6.	Forms of Election Nominees. Any record holder of Futura common shares who is a nominee may submit one or more Election Forms/Letters of Transmittal, indicating thereon a combination of elections covering up to the aggregate number of Futura common shares owned by such record holder. However, upon the request of First Citizens, such record holder will be required to certify to the satisfaction of First Citizens that such record holder holds such Futura common shares for purposes of allocating cash and First Citizens common shares in connection with the Merger.

7.	Non-Electing Shares. Holders of Futura common shares who select No Election in Section 2 of the Election Form/Letter of Transmittal, or who fail to submit a properly completed and executed Election Form/Letter of Transmittal together with the certificate(s) representing their Futura common shares by the Election Deadline, or who revoke their previously submitted Election Form/Letter of Transmittal and withdraw their certificates, will be deemed to have made a “non-election.” Futura shareholders who are deemed to have made a non-election will receive in exchange for their Futura common shares either all cash, all First Citizens common shares, or any combination of cash and First Citizens common shares as shall be determined by First Citizens or the Exchange Agent, subject to the payment of cash in lieu of the issuance of fractional First Citizens common shares. First Citizens or the Exchange Agent will allocate the merger consideration among all non-electing Futura shareholders in a manner that will (a) achieve the overall ratio of 80% of Futura common shares converted into First Citizens common shares and 20% of Futura common shares converted into cash and (b) satisfy the elections made by the Futura shareholders to the greatest extent possible subject to such overall ratio.

8.	Signatures. The signature or signatures on the Election Form/Letter of Transmittal should correspond exactly with the name or names on the face of the certificate(s) unless the Futura common shares have been transferred by the registered holder(s), in which case the signature or signatures on the Election Form/Letter of Transmittal should correspond exactly with the name of the last transferee endorsed on the certificate(s) or indicated on the stock power(s) accompanying the certificate(s). If the Election Form/Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed in Section 1 of the Election Form/Letter of Transmittal, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) corresponding with the name(s) set forth on the certificate(s), and the signature(s) appearing on such endorsement(s) or stock power(s) and on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program.

If the Election Form/Letter of Transmittal is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give such person’s full title in such capacity and appropriate evidence of authority to act in such capacity must be submitted to the Exchange Agent with the Election Form/Letter of Transmittal.

9.	Special Payment or Issuance Instructions. Section 4 of the Election Form/Letter of Transmittal must be completed if checks or certificates representing First Citizens common shares are to be payable to or registered in any name(s) other than the name(s) that appear on the certificate(s) representing the Futura common shares being submitted with the Election Form/Letter of Transmittal. In addition, the certificate(s) submitted with the Election Form/Letter of Transmittal must be accompanied by appropriate signed stock power(s), and the signature(s) appearing on such stock power(s) and on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program. It will be a condition to the issuance of any check or certificate representing First Citizens common shares in any name(s) other than the name(s) in which the surrendered certificate for Futura common shares is registered that the person(s) requesting the issuance of such check or certificate representing First Citizens common shares either pay to the Exchange Agent any transfer or other taxes required to be paid as a result of such issuance, or establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not applicable.

10.	Special Delivery Instructions. If checks or certificates representing First Citizens common shares are to be delivered to a person other than the registered holder(s), or to the registered holder(s) at an address other than that appearing in Section 1 of the Election Form/Letter of Transmittal, please complete Section 5 of the Election Form/Letter of Transmittal. In addition, the signature(s) appearing on the Election Form/Letter of Transmittal must be guaranteed by an eligible guarantor institution who is a member in the Medallion Signature Guarantee Program. Many financial institutions are members.

11.	Method of Delivery. The method of delivery of the Election Form/Letter of Transmittal and certificates representing Futura common shares and all other required documents is at the option and sole risk of the holder. Delivery of any certificates will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates to the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended.

12.	Backup Withholding; Substitute Form W-9. Each person surrendering certificates representing Futura common shares to the Exchange Agent is required to provide the Exchange Agent with a correct taxpayer identification number (“TIN”) on Substitute Form W-9, which is included in the Election Form/Letter of Transmittal, and to indicate, if appropriate, that such person is not subject to backup withholding. If such person is an individual, the TIN is his or her Social Security number. If the Exchange Agent is not provided with the correct TIN, such person may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, failure to provide the information on the Substitute Form W-9 may subject such person to 28% federal income tax backup withholding on any cash payment to be received pursuant to the Merger. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of the tax withheld. The information required in Part III of the Substitute Form W-9 may be completed if such person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the box in Part III is checked, and the Exchange Agent is not provided with a TIN by the time of payment of any cash by First Citizens as part of the merger consideration, backup withholding may result. If Futura common shares are in more than one name or are not in the name of the actual owner, the accompanying Guidelines for Certification of Taxpayer Identification should be consulted for instructions on which TIN to report. Failure to comply truthfully with the backup withholding requirements may result in the imposition of severe criminal and/or civil fines and penalties. For additional information, please review the accompanying Guidelines for Certification of Taxpayer Identification.

13.	Lost, Stolen or Destroyed Certificates. If a certificate representing any of your Futura common shares has been lost, stolen or destroyed, the Exchange Agent will deliver the consideration properly payable under the Merger Agreement with respect to the Futura common shares represented by the certificate only if you complete, sign and date the Affidavit contained in Section 6 of the Election Form/Letter of Transmittal and have your signature notarized. You must list in Section 6 of the Election Form/Letter of Transmittal the certificate number of each certificate that has been lost, stolen or destroyed and the number of Futura common shares represented by each such certificate. The Affidavit is valid only if signed and notarized in accordance with these Instructions.

14.	Determinations. All questions concerning this Election Form/Letter of Transmittal made by holders of Futura common shares, including questions relating to the effectiveness of any elections or the computation of allocations, will be determined by First Citizens and/or the Exchange Agent. First Citizens and/or the Exchange Agent shall have the right, in its sole and absolute discretion, to reject any and all Election Forms/Letters of Transmittal which are not in proper form or to waive any irregularities. Neither First Citizens nor the Exchange Agent is under any obligation to inform any holder of Futura common shares of any defect in any Election Form/Letter of Transmittal.

15.	Questions. If you have any questions regarding the Election Form/Letter of Transmittal, please contact the Exchange Agent at 1-800-757-5755 or 1-312-427-2953 between 9:00 a.m. and 4:00 p.m. Central Time Monday through Friday.
ADDITIONAL INFORMATION ABOUT THE MERGER
     You are urged to read the prospectus/proxy statement with respect to the Merger previously mailed to you as it contains important information. First Citizens has filed with the Securities and Exchange Commission a Registration Statement on Form S-4 under the Securities Act for the First Citizens common shares to be issued to Futura shareholders in the Merger. The Registration Statement contains certain information, exhibits and undertakings that are not contained in the prospectus/proxy statement. In addition, First Citizens files reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You can access both the registration statement and such other documents filed by First Citizens without charge from the web site of the Securities and Exchange Commission at: http://www.sec.gov. Filings by First Citizens may also be obtained free of charge by requesting them from First Citizens by writing to or calling First Citizens at:
First Citizens Banc Corp
100 East Water Street
Sandusky, Ohio 44870
Attention: James E. McGookey, Secretary
(419) 625-4121

QUESTIONS AND ANSWERS ABOUT EXCHANGING FUTURA COMMON SHARE
CERTIFICATES FOR FIRST CITIZENS COMMON
SHARE CERTIFICATES OR CASH

1.	How many common shares of Futura Banc Corp. do I own?

Look at the label on the Election Form/Letter of Transmittal, to the right of your name. Your share balance is printed on the label in the upper right corner. (This total is for certificated and, if applicable, uncertificated shares.)

2.	What will I receive in exchange for my Futura common shares?

In Section 2 of the Election Form/Letter of Transmittal, you may indicate whether you would like to receive (a) all cash (in the amount of $23.00 for each Futura common share you own), (b) all First Citizens common shares (at the exchange ratio of 1.1726 First Citizens common shares for each Futura common share you own, (c) a mixture of cash and First Citizens common shares, or (d) no election. All elections made by Futura shareholders will be subject to allocation and proration procedures set forth in the merger agreement to ensure that 20% of the Futura common shares (excluding 401(k) shares) will be exchanged for cash and 80% of the Futura common shares are exchanged for First Citizens common shares. As a result, there is no assurance that you will receive the form of consideration that you elect to receive.

3.	Is there a deadline for turning in my Election Form/Letter of Transmittal and my Futura common share certificate(s)?

You must return the Election Form/Letter of Transmittal and your Futura common share certificates so that they are received by the exchange agent no later than 4:00 p.m. Central Time on November 19, 2007, in order to elect the form of merger consideration you prefer. In addition, your Futura certificates(s) will be cancelled when the merger is effective. Your merger consideration and dividends on any First Citizens common shares you become entitled to receive will not be released to you until an exchange has been completed.

4.	How do I complete and submit this Election Form/Letter of Transmittal?

A) Fill in all your Futura common share certificate numbers and the number of shares represented by each certificate in Section 1 of the Election Form/Letter of Transmittal.

B) Make your election to receive First Citizens common shares, cash or a combination of First Citizens common shares and cash in Section 2 of the Election Form/Letter of Transmittal.

C) Sign the Election Form/Letter of Transmittal in Section 3.

D) Provide any special payment, issuance or delivery instructions in Sections 4 and 5 of the Election Form/Letter of Transmittal.

E) Complete the Substitute Form W-9 certification in the Election Form/Letter of Transmittal.

F) It is not necessary to sign the Futura common share certificate(s).

G) Send the Election Form/Letter of Transmittal and all Futura common share certificate(s) to Illinois Stock Transfer Company, the Exchange Agent, in the envelope provided.

5.	What do I do if my Futura common share certificate(s) is lost, stolen or destroyed?

Indicate in Section 6 of the Election Form/Letter of Transmittal that the certificate(s) is lost, stolen or destroyed and complete the balance of Section 6 of the Election Form/Letter of Transmittal. Illinois Stock Transfer Company will place a stop on the certificate(s) and will send you the appropriate documents to be completed in order to replace the certificate(s). You will need to purchase a surety bond of approximately 2% of the current market value of the First Citizens common shares and cash you are entitled to receive in the merger as well as a $20.00 (or the current rate) processing fee. Information concerning that bond will be provided to you upon Illinois Stock Transfer’s receipt of the Election Form/Letter of Transmittal.

6.	How do I change the name of the registered holder on the First Citizens common share certificate that I will receive in the merger?

Complete Section 4 of the Election Form/Letter of Transmittal. Be sure that all of the current registered holders of the Futura common share certificates being exchanged by you in the merger sign the Election Form/Letter of Transmittal and have their signatures guaranteed by a financial institution or brokerage firm enrolled in the Medallion Signature Guarantee Program.

7.	My address has changed. What do I do?

Cross out your old address and write your new address on the label on the front page of the Election Form/Letter of Transmittal.

8.	Can I have my First Citizens common share certificate(s) mailed to an address other than my home?

Yes, complete Section 5 of the Election Form/Letter of Transmittal. Be sure that all of the current registered holders of the Futura common share certificates being exchanged by you in the merger sign the Election Form/Letter of Transmittal and have their signatures guaranteed by a financial institution or brokerage firm enrolled in the Medallion Signature Guarantee Program.

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9.	How should I send my Futura common share certificate(s) to Illinois Stock Transfer Company, the exchange agent?

We suggest you send them by certified or registered mail. You may also send them by overnight delivery or hand deliver them to Illinois Stock Transfer Company at the address shown on the front of the Election Form/Letter of Transmittal. We recommend that you insure your Futura common share certificate(s) for their replacement value. The replacement value is approximately 2% of the current market value of the First Citizens common shares and cash you are entitled to receive upon surrender of your Futura common share certificate(s).

10.	When can I expect to receive my First Citizens common share certificate, cash or both?

After the closing of the merger and the allocations are determined, Illinois Stock Transfer Company will mail your merger consideration as soon as practicable after receipt of all of your Futura common share certificate(s) and any documentation required for lost, stolen or destroyed Futura common share certificate(s).

11.	What if I lose the Election Form/Letter of Transmittal?

You may also call Illinois Stock Transfer Company and ask for another Election Form/Letter of Transmittal to be mailed or faxed to you.
You are urged to read the Instructions to Election Form/Letter of Transmittal in their entirety. If you have any questions, please call Illinois Stock Transfer Company at
(312) 427-2953 or (800) 757-5755 between 9:00 am and 4:00 pm, Central Time, Monday through Friday.

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GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number to Give the Payer. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

Give the
SOCIAL SECURITY
For this type of account:		number of -

1.	An individual’s account	The individual

2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)

3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)

	b. So-called trust account that is not a legal or valid trust under State law	The actual owner (1)

5.	Sole proprietorship or single owner LLC account	The owner (3)

Give the EMPLOYER
IDENTIFICATION
For this type of account:		number of -

6.	A valid trust, estate, or pension trust	The legal entity (4)

7.	Corporate, or LLC electing corporate status on Form 88132, account	The corporation

8.	Religious, charitable, or educational organization account	The organization

9.	Partnership or multi-member LLC account held in the name of the business	The partnership

10.	Association, club, or other tax- exempt organization	The organization

11.	A broker or registered nominee	The broker or nominee

12.	Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or local prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish.

(2)	Circle the minor’s name and furnish the minor’s social security number.

(3)	Show the name of the owner. You may use either your social security number or employer identification number (if you have one).

(4)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.
Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number
 If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5 (Application for a Social Security Number Card) or Form SS-4 (Application for Employer Identification Number) from your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.
Payees and Payments Exempt from Backup Withholding
 Payees specifically exempted from backup withholding on ALL payments include the following:
•	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or an individual retirement plan.

•	The United States or any agency or instrumentality thereof.

•	A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•	A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•	An international organization or any agency, or instrumentality thereof.
Other payee that may be exempt from backup withholding include:
•	A corporation.

•	A financial institution.

•	A registered dealer in securities or commodities registered in the United States or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under section 584(a) of the Code.

•	An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1) of the Code.

•	An entity registered at all times under the Investment Company Act of 1940.

•	A foreign central bank of issue.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and which have at least one non-resident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.
Payments of interest not generally subject to backup withholding include the following:
•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.
•	Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

•	Payments described in section 6049(b)(5) of the Code to nonresident aliens.

•	Payments on tax-free covenant bonds under section 1451 of the Code.

•	Payments made by certain foreign organizations.
Exempt payees described above must file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN THE SPACE PROVIDED UNDER PART 2, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 BEN (CERTIFICATE OF FOREIGN STATUS).
Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A, 6045, and 6050A of the Code.
Privacy Act Notice. – Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number. – If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding. – If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information. – Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.